EXHIBIT 10.37

INTERPRETIVE AMENDMENT TO THE
BE AEROSPACE, INC.
1994 EMPLOYEE STOCK PURCHASE PLAN
(Amended and Restated as of January 1, 2006)

THIS INTERPRETATIVE AMENDMENT, (this “Amendment”) is made as of the 23rd day of December, 2008 and amends the BE Aerospace, Inc. 1994 Employee Stock Purchase Plan (the “Plan”).

WHEREAS, BE Aerospace, Inc. (the “Company”) maintains the Plan;

WHEREAS, pursuant to Section 16 of the Plan, the Compensation Committee (the “Committee”) of the Board of Directors of the Company (the “Board”) has the authority to administer the Plan and to determine any questions that may arise regarding the interpretation and application of the provisions of the Plan;

WHEREAS, the Committee has delegated it authority to make such interpretive decisions to the BE Aerospace, Inc. Benefits Committee (the “Benefits Committee”);

WHEREAS, the Benefits Committee has determined that the provisions of Sections 3 and 6 of the Plan contain inconsistent provisions with respect to the calculation of the share maximum with respect to any option granted under the Plan and the effective date of grant of options granted under the Plan;

WHEREAS, since the adoption of the Plan, the US Internal Revenue Service has issued proposed regulations under Section 423 of the U.S. Internal Revenue Code of 1986 that clarifies the definition of “date of grant” for purposes of plans governed thereby, including the Plan;

NOW THEREFORE BE IT RESOLVED, that the Benefits Committee hereby interprets the Plan to provide that the effective date of grant of options granted thereunder shall be the date on which the option is exercised;

FURTHER RESOLVED, that in order to affect the forgoing resolution, the third sentence of Section 6 of the Plan is hereby replaced by the following sentence:

“For purposes of the preceding sentence, the share maximum with respect to any Option for any Option Period shall be the largest whole number of shares which, when multiplied by the fair market value of a share of Stock on the last day of the Option Period, produces a dollar amount of $12,500 or less.”

FURTHER RESOLVED, that this Amendment shall apply with respect to all options exercises on and after the date hereof;

FURTHER RESOLVED, that the Benefits Committee shall submit this Amendment to the Board for ratification and approval at its next regularly scheduled meeting.

The undersigned has hereby approved this Amendment to the Plan as of the day and year first above written.

/s/ R.J. Landry
R.J. Landry

/s/ Thomas P. McCaffrey
Thomas P. McCaffrey

/s/ Edmund J. Moriarty
Edmund J. Moriarty

/s/ Stephen R. Swisher
Stephen R. Swisher